                                                                  Exhibit 10.390

University Town Center Shopping Center
Tuscaloosa, AL
Second Amendment to Agreement

                          SECOND AMENDMENT TO AGREEMENT

          This SECOND AMENDMENT TO AGREEMENT (the "Second Amendment") is made and entered into as of the 19th day of November 2004, by and between University Retail Company, L.L.C., a Delaware limited liability company and University Retail Company II, L.L.C., a Delaware limited liability company (collectively, the "Seller") and Inland Real Estate Acquisitions, Inc. ("Purchaser").

                                   WITNESSETH:

          WHEREAS, Seller and Purchaser entered into that certain Contract For Sale And Purchase dated October 19, 2004 and amended by "Amendment to Agreement" dated November 16, 2004 (the "Agreement"), for the sale and purchase of the property commonly known as University Town Center Shopping Center located in Tuscaloosa, Alabama, as legally described by the Agreement (the "Property").

          WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

          NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

          1. The "Inspection Period" as previously amended is hereby further amended by deleting the date: "November 19" and inserting:
               "November 23" therein.

          2. The "CLOSING" as previously amended is hereby further amended by deleting the date: "November 19" found in Line 2 and inserting:
               "November 23" therein.

          3. This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing this Second Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she executed this second Amendment. Any counterpart to this Second Amendment may be executed by facsimile copy and shall be binding on the parties.

          Except as modified by the Amendment to Agreement and the Second Amendment to Agreement, the Agreement shall remain unmodified and in full force and effect.

                            (SIGNATURE PAGE FOLLOWS)

University Town Center Shopping Center
Tuscaloosa, AL
Second Amendment to Agreement

                                   SELLER:

                                   UNIVERSITY RETAIL COMPANY, L.L.C.

                                   By: /s/ [ILLEGIBLE]
                                       --------------------------------
                                   Name:  [ILLEGIBLE]
                                          -----------------------------
                                   Title: [ILLEGIBLE]
                                          -----------------------------

                                   UNIVERSITY RETAIL COMPANY II, L.L.C.

                                   By:   /s/ [ILLEGIBLE]
                                       --------------------------------
                                   Name:  [ILLEGIBLE]
                                          -----------------------------
                                   Title: [ILLEGIBLE]
                                          -----------------------------

                                   PURCHASER:

                                   INLAND REAL ESTATE ACQUISITIONS INC,
                                   an Illinois Corporation

                                   By:   /s/ Jason A. Lazarus
                                       ----------------------
                                   Name:  Jason A. Lazarus
                                          -------------------
                                   Title: V.P.
                                          -------------------

University Town Center Shopping Center
Tuscaloosa, AL
Amendment to Agreement

                             AMENDMENT TO AGREEMENT

          This AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into as of the 16th day of November 2004, by and between University Retail Company, L.L.C., a Delaware limited liability company and University Retail Company II, L.L.C., a Delaware limited liability company (collectively, the "Seller") and Inland Real Estate Acquisitions, Inc. ("Purchaser").

                                   WITNESSETH:

          WHEREAS, Seller and Purchaser entered into that certain Contract For Sale And Purchase dated October 19, 2004 (the "Agreement"), for the sale and purchase of the property commonly known as University Town Center Shopping Center located in Tuscaloosa, Alabama, as legally described by the Agreement (the "Property").

          WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

          NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

          1. The "Inspection Period" as defined in paragraph 5(a) of the Agreement is hereby amended by deleting the date: "November 17" found in Line 3 and inserting: "November 19" therein.

          2. The "CLOSING" as defined in paragraph 9(a) of the Agreement is hereby amended by deleting the date: "November 17" found in Line 2 and inserting: "November 19" therein.

          3. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

          Except as modified herein, the Agreement shall remain unmodified and in full force and effect.

                            (SIGNATURE PAGE FOLLOWS)

University Town Center Shopping Center
Tuscaloosa, AL
Amendment to Agreement

                                   SELLER:

                                   UNIVERSITY RETAIL COMPANY, L.L.C.

                                   By:  /s/ Jill V. Deer
                                       ------------------------------
                                   Name:  Jill V. Deer
                                          ---------------------------
                                   Title: Authorized Agent
                                          ---------------------------

                                   UNIVERSITY RETAIL COMPANY II, L.L.C.

                                   By:   /s/ Jill V. Deer
                                       ------------------------------
                                   Name:  Jill V. Deer
                                          ---------------------------
                                   Title:  Authorized Agent
                                          ---------------------------


                                   PURCHASER:

                                   INLAND REAL ESTATE ACQUISITIONS INC,
                                   an Illinois corporation

                                   By:  /s/ Jason A. Lazarus
                                       ------------------------------
                                   Name:  Jason A. Lazarus
                                          ---------------------------
                                   Title:  V.P.
                                          ---------------------------

                         CONTRACT FOR SALE AND PURCHASE

          THIS CONTRACT FOR SALE AND PURCHASE (the "CONTRACT") is made and entered into as of the 19th day of October, 2004 (the "EFFECTIVE DATE"), between UNIVERSITY RETAIL COMPANY, L.L.C., a Delaware limited liability company ("Retail"), and UNIVERSITY RETAIL COMPANY II, L.L.C., a Delaware limited liability company ("Retail II") ("Sellers" or collectively, the "SELLER"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (the "PURCHASER").

1. SALE AND PURCHASE. Each Seller shall sell, and the Purchaser shall purchase, such Seller's ground leasehold interest in certain improved land, as well as its interest in the improvements thereon, located in Tuscaloosa, Alabama, known as "University Town Center Shopping Center" ("Phase I," as described on EXHIBIT "A-l") and University Town Center - Publix ("Phase II," as described on EXHIBIT "A-2") (collectively, the "SHOPPING CENTER") being more particularly described on EXHIBIT "A" attached hereto together with (a) all of the right, title and interest of each Seller in, to and under any Leases (as hereinafter defined), (b) all improvements located upon the Property, (c) all personal property, if any, owned by each Seller and used solely in connection with the Property, (d) all shrubs, trees, plants and other landscaping located upon the Property, (e) all easements, rights of way, and other rights appurtenant to the Property, (f) all assignable contractor and service provider warranties and guarantees for materials and workmanship benefiting the Property, and (g) all of the right, title and interest of Seller in and to the name University Town Center Shopping Center (hereinafter referred to as the "PROPERTY"). The current site plan of the Shopping Center (the "SITE PLAN") is attached hereto as EXHIBIT "A-2."

2.   PURCHASE PRICE.

     (a) The purchase price to be paid by the Purchaser to the Seller for Seller's interest in the Property (the "PURCHASE PRICE") shall be as follows:

     Phase I (Shops)      $ 6,229,574
     Phase II (Publix)    $ 4,339,520

          (i) EARNEST MONEY. Upon the execution of this Contract by all parties hereto, Purchaser shall deliver to Chicago Title Insurance Company,
     Attention: Nancy Castro, 171 North Clark Street, Chicago, Illinois 60601, whose telephone number is (312) 223-2709, (the "ESCROW AGENT" or the "TITLE COMPANY"), Purchaser's check in the amount of One Hundred Twenty-Five Thousand and 00/00 Dollars ($125,000.00), as earnest money (the "EARNEST MONEY"). The Escrow Agent shall deposit the Earnest Money in an account to be held with interest subject to the terms hereof. The Earnest Money shall be paid to Seller at Closing and credited against the Purchase Price. The Sellers shall be entitled, in their discretion, to allocate the Earnest Money in any manner it chooses (e.g. entire Earnest Money allocated to Phase I or Phase II or pro rata to each phase).

          (ii) CASH TO SELLER AT CLOSING. The Purchaser shall pay the balance of the Purchase Price (plus or minus prorations and credits as described by this Contract to the Escrow Agent at Closing by bank wire transfer or other method of payment acceptable to the Seller.

     (b) The Seller and Purchaser acknowledge that the Purchase Price shall be adjusted to reflect any increase in rental income between the date hereof and Closing as a result of new leases (in addition to those listed as of the date hereof on EXHIBIT "B" attached hereto) of space at the Shopping Center.

3. CONVEYANCE OF PROPERTY. Upon payment of the Purchase Price, Seller's interest in the Property will be transferred to the Purchaser by Statutory Warranty Deed of leasehold interest plus improvements (the "DEED"), subject to the Permitted Exceptions (as hereinafter defined). The Property is being sold AS-IS. Except as otherwise set forth herein, the Seller makes no representations nor warranties of any kind regarding the condition of the Property. The Purchaser has the obligation to determine any and all conditions of the Property material to the Purchaser's decision to purchase the Property during the Inspection Period (as hereinafter defined).

4.   TITLE TO THE PROPERTY.

     (a) TITLE; ADJUSTMENTS. The Purchaser shall have the opportunity to conduct and conclude its examination of title within the Inspection Period. If the Purchaser discovers any title matters to which it objects, the Seller shall be furnished with a written statement thereof (along with a copy of the title commitment and copies of all documents and instruments referenced in such title commitment), and the Seller shall be given a reasonable time in which to correct such defects (but no later than the Closing Date). If, for any reason (other than a default on the part of Seller in accordance with the terms of this Contract), the Seller is unable to deliver title in accordance with this Contract, the Seller's liability shall be limited to the return of the Earnest Money to the Purchaser. Alternatively, the Purchaser shall have the option of waiving such objection and proceeding to Closing. Subject to Purchaser's right to terminate this Contract during the Inspection Period, title to the Property shall be subject to the following "PERMITTED EXCEPTIONS":

          (i) Ad valorem property taxes to the extent that they are not due and payable at the date of Closing;

          (ii) Special taxes or assessments for any improvements not completed as of the date of this Contract, and all installments not due at the date of this Contract of any special tax or assessment for completed improvements (provided that such amounts are paid or prorated at Closing);

          (iii) Zoning and building laws, ordinances, and regulations (as approved by Purchaser during the Inspection Period);

          (iv) Existing easements for utilities, roads and highways (as approved by

                    Purchaser during the Inspection Period);

          (v) Such state of facts as would be disclosed by a current, accurate survey of the Property;

          (vi) The Agreements of Lease between Retail or Retail II and certain tenants more particularly discussed on EXHIBIT "B" attached hereto (each a "TENANT LEASE", and collectively, the "LEASES") (as approved by Purchaser during the Inspection Period);

          (vii) The Ground Lease between Retail and The Board of Trustees of the University of Alabama, a copy of which has been delivered to the Purchaser;

          (viii) The Ground Lease between Retail II and The Board of Trustees of the University of Alabama, a copy of which has been delivered to the Purchaser;

          (ix) Those existing exceptions to title described on EXHIBIT "C" attached hereto (as approved by Purchaser during the Inspection Period); and

          (x) Such additional matters as may be otherwise accepted by the Purchaser.

     (b)  TITLE INSURANCE AND SURVEY.

          (i) TITLE COMMITMENT. The Purchaser shall be entitled to a commitment for an ALTA leasehold interest title insurance policy to be issued by Chicago Land Title Insurance Company, through its agent, Land Title Company of Alabama, Inc. (the "TITLE COMPANY"), together with extended coverage over all standard or preprinted exceptions (provided such exceptions are removed at Purchaser's expense) other than liens for taxes not yet due and payable. Such commitment shall be for the amount of the Purchase Price, and the cost for such title commitment and any policy shall be paid by the Purchaser.

          (ii) TITLE EXCEPTIONS. The title commitment shall be dated on or after the date of this Contract. It shall show leasehold title to the Property to be vested in Seller, as ground lessee, as of that date, subject only to the Permitted Exceptions and title exceptions pertaining to liens or encumbrances of an ascertainable amount which shall be removed by the payment of money at the time of Closing. The policy or commitment shall be conclusive evidence of good title as therein shown as to all matters insured or to be insured by the policy, subject only to the exceptions as therein stated.

          (iii) SURVEY. If the Purchaser requires a survey of the Property (the "SURVEY"), then the Purchaser must obtain such Survey, at its expense, during the Inspection Period. Upon the full execution of this Contract, Seller agrees to furnish Purchaser with copies of any surveys of the Property within its possession or control.

5.   INSPECTION PERIOD.

     (a) INSPECTION. The Purchaser, or its authorized agents, shall have the right to inspect the Property at any reasonable time for a period beginning on the Effective Date and ending November 17, 2004 (the "INSPECTION PERIOD"). The Purchaser agrees to provide the Seller with twenty-four (24) hours advance notification of its intention to conduct any such inspection at the Property. The Purchaser shall have the privilege of going upon the Property, at the Purchaser's sole cost and expense, in order:

          (i) to determine whether the results of reports from engineers, geologists, hydrologists, or any other professionals selected by the Purchaser, are reasonably acceptable to the Purchaser;

          (ii)      to review matters related to title and Survey;

          (iii) to satisfy any and all other conditions precedent to the Purchaser's obligations to purchase the Property; and

          (iv) to review all matters described upon Purchaser's due diligence checklist, attached hereto as EXHIBIT "D", and made a part hereof, to the extent such items are available and applicable to the Property.

     (b) INDEMNIFICATION. In consideration of the Purchaser's right to inspect the Property as described herein (including inspections, examinations and surveys), the Purchaser shall, and does hereby covenant, indemnify, defend and hold Retail, with respect to the Phase I, and Retail II, with respect to Phase II, their members, officers, employees and agents harmless from any actions, suits, liens, claims, damages, expenses, losses, and any liability arising out of any such entry by the Purchaser or its appointed agents or independent contractors or any act performed in exercising of such privileges by the Purchaser (including, without limitation, any rights or claims of materialmen or mechanics liens on the Property), which covenant, indemnity, defense and hold harmless agreement shall survive the Inspection Period, the termination of this Contract, and the Closing.

     (c) DOCUMENTS. Each Seller shall make available to the Purchaser for its inspection and copying, all leases, rent rolls, surveys, title policies, and engineering reports related to the Property.

     (d) CONDITIONS OF TERMINATION. If Purchaser, in its sole and absolute discretion, is dissatisfied with the condition of the Leases, title or any matter disclosed in the Survey, or with any other matter pertaining to the Property which Purchaser discovers during its due diligence investigations, or for no reason, Purchaser shall thereupon have the right, prior to the expiration of the Inspection Period, to notify Escrow Agent and Seller of its election to terminate this Contract and the Earnest Money shall immediately be returned to Purchaser by Escrow Agent, and no party shall have any obligation hereunder, except for those provisions hereof which expressly provide for survival of termination. In the event that the Purchaser does not exercise such option to cancel prior to the expiration of the Inspection Period, the Earnest Money shall become non-refundable (except in the event of a failure by Seller to satisfy the conditions to Closing set forth in SECTION 8(b) hereof or elsewhere in the Agreement or a default by Seller hereunder).

6.   CONDITION OF THE PROPERTY; SELLER REPRESENTATIONS AND WARRANTIES.

     (a) "AS IS" SALE. The parties expressly agree that, except as otherwise expressly set forth herein, the Property is sold on an "AS-IS" basis. Neither Retail nor Retail II makes any warranties or representations, either expressed or implied, as to the state of the Property, the area, condition, quality, quantity, character, size or description or suitability or fitness for any use, whether existing or contemplated, matters of zoning or survey, or in any other respect, and makes no agreement as to the condition of title except as expressly provided herein. The Purchaser waives all rights conferred by statute or other law to make any claim against the Seller before or after the Closing with respect to any matter arising out of or in connection with any of the foregoing.

     (b)  SELLER REPRESENTATIONS AND COVENANTS. As of the date hereof,
(i) Retail and Retail II, to their actual knowledge, are not aware of and have received no building code violation notices with respect to Phase I or Phase II, respectively (other than notices of violations that are not material or which have been removed or corrected or are the responsibility of the applicable tenant); (ii) Retail and Retail II, to their actual knowledge, are not aware of and have received no notices of any action or governmental proceeding in eminent domain, or for a zoning change, which would have a material adverse effect on Phase I or Phase II, respectively; (iii) Retail, with respect to Phase I, and Retail II, with respect to Phase II, have the capacity and requisite authority to enter into and carry out this Contract and the transactions contemplated hereby; and (iv) to the best of Retail and Retail II's knowledge, there is no suit, action or arbitration, or legal or other proceeding or governmental investigation, pending which materially and adversely affects Phase I or Phase II, respectively. As used herein, "SELLER'S ACTUAL KNOWLEDGE" or words of like effect, when used to qualify a representation, warranty or other statement, shall mean the actual knowledge of David L. Silverstein. The foregoing representations may be revised and updated by either Retail or Retail II at any time prior to the expiration of the Inspection Period.

7.   DAMAGES AND/OR CONDEMNATION PENDING CLOSING.

     (a) DAMAGE. If, at any time after the Effective Date and before the Closing, all or any portion of the Property is damaged, destroyed or rendered inoperative by fire, flood, natural elements or other causes (collectively, the "DAMAGE"), then the following shall apply:

          (i) If the Damage is not Material (hereinafter defined), Purchaser shall proceed to close and purchase the Property as diminished by such Damage, subject to the right of Purchaser set forth in SECTION 7(a)(iii) below.

          (ii) If the Damage is Material, then Purchaser, at its sole option, may elect either (A) to terminate this Contract by written notice to Seller given at or prior to the Closing, whereupon the Title Company and Seller shall immediately return the Earnest

     Money and all accrued interest thereon to Purchaser and, upon Purchaser's receipt thereof, neither party hereto shall have any further rights against, or obligations to, the other under this Agreement; or (B) to agree to close subject to the right of Purchaser set forth in SECTION 7(a)(iii) below.

          (iii) If the Damage is covered by insurance, then the Purchaser shall have the right to elect to close the purchase of the Property in its condition (with respect to the Damage covered by insurance) as of the date of Closing and to receive a credit against the Purchase Price in the amount of any deductible, and take an assignment of the insurance proceeds, in which event the insured Seller shall assign such insurance proceeds to the Purchaser, remit to Purchaser any insurance proceeds received by such Seller and shall permit Purchaser to conduct any remaining settlement or other negotiations with the insurer as to the amount of proceeds payable on account of the Damage.

          (iv) For the purposes of this SECTION 7(a), Damage shall be deemed to be "MATERIAL" (A) if the cost of repairing the Damage equals or exceeds Two Hundred Thousand and No/100 Dollars ($200,000.00), (B) if the Damage results in the termination of any Tenant Lease in excess of five thousand (5,000) rentable square feet or would entitle the tenant thereunder to terminate its Tenant Lease (unless such right to terminate is waived in writing by such tenant), (C) if any Property parking is reduced beyond the parking required by law or pursuant to the Leases, or (D) if any point of Property ingress or egress is permanently and materially adversely affected. The cost of repairing the Damage shall be determined in the following manner: Within ten (10) days after the Damage occurs, each party shall designate a construction firm to act on its behalf, and the firms designated shall promptly consult with each other in an attempt to mutually agree upon the cost of repairing the Damage. If the firms cannot agree on the cost within the ten (10) day period after they have both been designated, they shall, within five (5) days after such ten (10) day period, designate a third construction firm, which shall be instructed to determine the cost of repairing the Damage within ten (10) days after its designation. The cost of repairing the Damage as determined by the third construction firm shall be conclusive and binding upon the parties.

     (b) CONDEMNATION. If any governmental or other entity with condemnation authority institutes an eminent domain proceeding against the Property before the Closing, Purchaser may terminate this Contract by giving written notice to the Seller if the Purchaser reasonably determines that the balance of the Property remaining after the taking contemplated by the proceeding would not be suitable for Purchaser's intended use. In the event of such termination, the Earnest Money will be returned to the Purchaser. If the Purchaser does not terminate, or is not entitled to terminate this Contract, Retail and Retail II shall assign to the Purchaser, at Closing, all of it's interest in the proceeding and in any resulting award.

8.   CONDITIONS PRECEDENT.

     (a) OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Contract is expressly subject to the satisfaction, on or prior to Closing, of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Seller in writing:

          (i) The purchase by Purchaser of the entire Shopping Center, including both Phase 1 and Phase II; and

          (ii) The Purchaser shall have paid to the Seller through the Escrow Agent in cash or other immediately available funds that portion of the Purchase Price required to be paid at Closing.

          (iii) The University of Alabama shall have delivered to Seller written evidence of (i) its waiver of its right of first refusal or (ii) its failure or election not to exercise its right of first refusal regarding Phase II of the Shopping Center within the required time period, which written evidence is in form and substance satisfactory to the Title Company and Purchaser (the "University Waiver").

     (b) OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Contract is expressly subject to the satisfaction, on or prior to Closing, of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Purchaser in writing:

          (i) The Title Company's issuing or committing to issue the title policy insuring that title to the leasehold interest in the Property is vested in Purchaser;

          (ii) The completeness, truth and accuracy in all material respects, of (A) the rent roll delivered by Retail to Purchaser, and any certifications, schedules, covenants and statements prepared and executed by Retail as part of the due diligence deliveries, (B) the Leases delivered by Seller to Purchaser, (C) the representations and covenants of both Retail and Retail II, as of Closing and as the same may be updated from time to time by written notice to the Purchaser prior to the expiration of the Inspection Period;

          (iii) At the Closing, both Retail and Retail II shall deliver to Purchaser a certificate that shall confirm the truth and accuracy in all material respects, as of Closing, of their representations contained in this Contract;

          (iv) The satisfaction of any other condition described by this Contract including the performance in all material respects by Seller of all its obligations hereunder that are conditions to Closing;

          (v) There shall not be a material default by either Retail or Retail II, as landlord, or any tenant under a Lease, in the performance of the respective obligations thereunder that would have a material adverse effect on the Shopping Center; and

          (vi) On or prior to ten (10) days before the date of Closing under this Contract, Purchaser shall have received: (A) from Publix (the "ANCHOR"'); and (B) from tenants leasing ninety percent (90%) of the gross leasable area of the entire Shopping Center, an estoppel certificate in the form attached to such tenant's lease or, if none, substantially in the form of EXHIBIT "E", attached hereto and by this reference made a part hereof, with non-material changes thereto, or in another form reasonably acceptable to Purchaser; and (C) an estoppel certificate, substantially in the form of EXHIBIT "E" from Retail with respect to the tenants that failed to deliver estoppels in accordance with
                    (B) above (notwithstanding the foregoing, the Anchor and national tenants may deliver their typical form of estoppel).

9.   CLOSING AND POSSESSION.

     (a) CLOSING. The transaction contemplated by this Contract shall be closed (the "CLOSING") on the later of (i) November 17, 2004 or (ii) Seller's receipt of the University Waiver. The Closing shall be held at the office of the Title Company through a so-called New York style closing, or at such other place as the parties may mutually agree.

     (b)  DELIVERIES.

          (i) BY SELLER. At the Closing, each Seller, as applicable, shall deliver or cause to be delivered to the Purchaser the following documents and instruments:

               (A) An Assignment and Assumption of Ground Lease, with respect to each of Phase I and Phase II of leasehold interest acceptable to the Purchaser and the Title Company transferring each Seller's interest in the Property and any improvements, which Deed shall be duly executed by the applicable Seller and acknowledged;

               (B) A Bill of Sale, with respect to each of Phase I and Phase II acceptable to the Purchaser and the Title Company transferring such Seller's interest in the Property and any improvements, which bill of sale shall be duly executed by such Seller and acknowledged;

               (C) A lien waiver affidavit executed by or on behalf of Retail or Retail II and dated as of the Closing Date, acknowledging that no bills for labor and/or materials furnished to Phase I or Phase II, respectively, are due and owing to any parties for which a mechanics' lien can be claimed;

               (D)  Assignments of Leases for each Tenant Lease;

               (E) An Assignment of Warranties for all assignable equipment and construction warranties; and

               (F) Such other documents as may be reasonably required by the Title Company.

          (ii) BY PURCHASER. At the Closing, the Purchaser shall deliver to the Seller the following:

               (A) Cash or wired funds for the net amount due Seller on Closing;

               (B)  Assignment and Assumption of Leases for each Tenant Lease;
                    and

               (C)  An Assignment and Assumption of each Ground Lease.

     (c) COSTS. The costs for the transaction shall be borne and paid by the parties as follows:

          (i) The Seller shall pay for the Assignment of Ground Lease and the Bill of Sale preparation, recordation costs for mortgage cancellations or releases, and the Seller's attorney's fees; and

          (ii) Purchaser shall pay for all recording fees and intangible taxes related to this transaction, its inspection costs, and the costs of all charges related to the survey, the title commitment and issuance of the title policy.

     (d) POSSESSION AT CLOSING. Possession of the Property shall be delivered to the Purchaser at Closing.

10. PRORATIONS. Ad valorem real estate taxes, rents, reimbursements, security deposits under Leases, and all other similar items customarily prorated and adjusted in connection with the closing of real estate transactions, unless otherwise stated, shall be prorated and apportioned between the parties as of midnight of the day before the Closing.

11. ASSIGNMENT Neither this Contract nor any interest of the Purchaser hereunder may be assigned in whole or in part without the Seller's prior written consent. Notwithstanding the foregoing, the Purchaser may, without the Seller's prior written consent, transfer and assign the Purchaser's rights hereunder to an affiliated corporation, general partnership, limited partnership, joint venture, or other legal entity; provided that the Purchaser shall remain primarily liable for its obligations hereunder through the Closing.

12. BROKERS; SALES COMMISION; TENANT ALLOWANCES. Each of the parties represents to the others that it has not incurred and will not incur any liability for brokerage fees or agent commissions in connection with this Contract and Retail, with respect to Phase I,

Retail II, with respect to Phase II, and Purchaser each agree to indemnify and hold the others harmless from and against any and all claims or demands with respect to any brokerage fees or agents' commissions or other compensation asserted by any person, firm, or corporation in connection with this Contract or the transactions contemplated hereby, insofar as any such claim is based upon any conversation or contract with Retail, with respect to Phase I, Retail II, with respect to Phase II, or Purchaser. Seller agrees that all amounts due for Lease Broker's fees and tenant improvement allowances owed pursuant to leases in effect on the Closing Date shall be the responsibility of Seller and Seller hereby indemnifies and agrees to hold Purchaser harmless from all such amounts.

13.  TIME. Time is of the essence.

14. NOTICES. All notices to be given by either party to the other pursuant to the terms and provisions of this Contract shall be in writing and delivered to the party receiving notice, by hand delivery, by national overnight courier, or by facsimile transmission, at the following address for each party, to-wit:

To Retail:                             To Purchaser:
University Retail Company, L.L.C.      Inland Real Estate Acquisitions, Inc.
c/o Bayer Properties Incorporated      1955 Lake Park Drive
2222 Arlington Avenue                  Suite 300
Birmingham, Alabama 35205              Smyrna, Georgia 30080
Attention: General Counsel             Attention: Mr. Jason Lazarus
Facsimile: (205) 795-4161              Facsimile: (678) 996-2140

To Retail II:                          with a copy to:
University Retail Company II, L.L.C.   Mr. Robert Baum
c/o Bayer Properties Incorporated      The Inland Real Estate Group, Inc.
2222 Arlington Avenue                  2901 Butterfield Road
Birmingham, Alabama 35205              Oak Brook, Illinois 60523
Attention: General Counsel             Facsimile: (630) 218-4900 or (630) 571-2360
Facsimile: (205) 795-4161

with a copy to:
Ms. Denise W. Killebrew
Baker, Donelson, Bearman, Caldwell &
Berkowitz, P.C.
420 North 20th Street
Suite 1600, SouthTrust Tower
Birmingham, Alabama 35203-5202
Facsimile: (205) 322-8007

15. DEFERRED EXCHANGE. The Purchaser agrees to reasonably cooperate fully with Retail, Retail II, or both or either in any efforts to effect a like kind exchange for federal income tax purposes in connection with the transaction contemplated in this Contract, provided, however, that (a) the Purchaser shall not be required to take title to any property other than the

Property, (b) the Purchaser shall not incur or be responsible for any expenses related to the like kind exchange including, without limitation, any expense of an audit of the transaction and the production of documents in connection therewith, (c) Retail or Retail II shall be permitted to assign its rights and interest under this Contract without consent of, but with prior notice to the Purchaser, to a "QUALIFIED INTERMEDIARY", as such term is defined in the Treasury Regulations under Section 1031 of the Internal Revenue Code of 1986, as amended, for the purpose of effecting a like kind exchange, provided that it shall not be relieved of any obligation created by this Contract after such assignment, and (d) there shall be no delay in Closing.

16. GOVERNING LAW. This Contract shall be governed by, and construed in accordance with, the laws of the State of Alabama.

17. HEADINGS AND CONSTRUCTION. Headings in this Contract are for convenience only and shall not be used to interpret or construe its provisions. This Contract has been drafted by counsel for the Seller as a convenience to the parties only and shall not, by reason of such action, be construed against the Seller or any other party. Purchaser acknowledges and agrees that it has had full opportunity to review this Contract and has had access to counsel of its choice to the extent Purchaser deemed necessary in order to interpret the legal effect hereof.

18.  DEFAULT: LIMITATION ON REMEDIES.

     (a) PURCHASER'S REMEDIES ON SELLER'S DEFAULT. In the event that the sale and purchase of each Seller's interest in the Property is not consummated because such Seller is unable to transfer the Property in accordance with the terms hereof, then at the Purchaser's option, the Seller shall cause all Earnest Money paid by the Purchaser at the time of the execution of this Contract to be immediately refunded to Purchaser, and this Contract shall be terminated. In the event of a willful default on the part of either Retail or Retail II in the performance of its obligations under this Contract, Purchaser shall have the option of either terminating the Contract and receiving an immediate return of the Earnest Money, together with payment by the defaulting party of Purchaser's reasonable costs incurred during its due diligence investigations, or bringing an action for specific performance (including reasonable attorneys' fees and actual out-of-pocket costs of suit).

     (b) SELLER'S REMEDIES ON PURCHASER'S DEFAULT. In the event that the sale and purchase of each Seller's interest in the Property is not consummated because of the Purchaser's default, then both Retail and Retail II shall be entitled, at their option, to specific performance or to receive all Earnest Money paid by the Purchaser pursuant to this Contract as full liquidated damages for such default of the Purchaser, such monetary damages to be split evenly between Retail and Retail II. The parties acknowledge that it is impossible to estimate more precisely the damages to be suffered by the Seller upon the Purchaser's default, and that the retention of the Earnest Money is intended not as penalty, but as fully liquidated damages. In the event the purchase and sale contemplated in this Contract is not consummated due to the Purchaser's default, the Purchaser hereby waives and releases any right to seek recovery (and hereby covenants that it shall not seek recovery) of the Earnest Money or any part thereof.

19. ENTIRE AGREEMENT; BINDING EFFECT. This Contract constitutes the sole and entire agreement between the parties hereto, and no modification of this Contract shall be binding upon any party unless in writing and signed by each of the parties. No representations, promises or inducements shall be binding upon any party except as herein specifically set forth.

20. AUDIT LETTER. Each Seller agrees to deliver to the Purchaser a letter in the form of Exhibit F attached hereto on the earlier of (i) two (2) business days following Purchaser's written request or (ii) the Closing (if requested by Purchaser at Closing).

21. MUTLIPLE COUNTERPARTS. This Contract may be executed in one of more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                       [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Contract as of the day and year first written above.

                                   SELLER:

                                   UNIVERSITY    RETAIL    COMPANY, L.L.C.


                                   By: /s/ David L. Silverstein
                                      ----------------------------------
                                   Name:  DAVID L. SILVERSTEIN
                                          ------------------------------
                                   Its:   Authorized Agent
                                          ------------------------------


                                   UNIVERSITY RETAIL COMPANY II, L.L.C.

                                   By: /s/ David L. Silverstein
                                      ----------------------------------
                                   Name:  DAVID SILVERSTEIN
                                          ------------------------------
                                   Its:   Authorized Agent
                                          ------------------------------


                                   PURCHASER:

                                   INLAND REAL ESTATE ACQUISITIONS, INC.


                                   By: /s/ Jason A. Lazarus, Authorized Agent
                                       ---------------------------------
                                   Name:  Jason A. Lazarus
                                          ------------------------------
                                   Its:   V.P.
                                          ------------------------------

 STATE OF Georgia   )
                    )
 Cobb     COUNTY    )

     I, the undersigned authority, a Notary Public in and for said County, in said State, hereby certify that Jason A. Lazarus whose name as ______________ of INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, is signed to the foregoing Contract for Sale and Purchase and who is known to me, acknowledged before me on this day that, being informed of the contents of said Contract, he/she, in his/her capacity as such _________ and with full authority, executed the same voluntarily for and as the act of said corporation on the day the same bears date.

     Given under my hand and seal this the 19th day of October, 2004.


                                             /s/ Nacrisha D Judd
                                             -------------------------------
                                             Notary Public
[NOTARIAL SEAL]                              My Commission Expires: 4-15-08

 NACRISHA D. JUDD
COMMISSION EXPIRES
     NOTARY

     PUBLIC
  APRIL 18, 2008
COBB COUNTY GEORGIA

                                   EXHIBIT "A"

PHASE I

Lot 5 and a part of Lots 4, 6, 7 and 8 and a vacated Alley of Thomas Circle as recorded in the Probate Office of Tuscaloosa County, Alabama in Plat Book 3 at Page 16 and a part of Lots 7, 8, 9 and 10 of a Map of Land belonging to the University of Alabama as recorded in the Probate Office of Tuscaloosa County, Alabama in Plat Book 1 at Page 97 and being more particularly described as follows:

As a starting point, start at the Southwest corner of Lot 2 Thomas Circle as recorded in the Probate Office of Tuscaloosa County, Alabama in Plat Book 3 at Page 16, said point lying on the north Right of Way margin of University Boulevard; thence run South 77 degrees, 22 minutes East along the South boundary of Thomas Circle and the North Right-of-way margin of University Boulevard for a distance of 150.10 feet to the POINT OF BEGINNING; thence continue South 77 degrees, 22 minutes East along the North Right-of-way margin of University Boulevard for a distance of 299.53 feet to a point; thence with an interior angle of 85 degrees, 23 minutes run North 8 degrees, 01 minute East for a distance of 352.67 feet to a point on the South Right-of-way margin of Fourth Street, a 60 foot Right-of-way, thence with an interior angle of 88 degrees, 05 minutes, run North 83 degrees, 54 minutes West along the South Right-of-way margin of Fourth Street for a distance of 197.13 feet to a point; thence with an interior angle of 88 degrees, 25 minutes run South 4 degrees, 31 minutes West for a distance of 11.83 feet to a point; thence with an interior angle of 245 degrees, 15 minutes, run South 69 degrees, 46 minutes West for a distance of
31.26 feet to a point on the curving East Right-of-way margin of Campus Drive, said curve being concave to the Southeast having radius of 1105,92 feet; thence with an interior angle of 134 degrees, 27 minutes, run South 24 degrees, 13 minutes West along the curving East Right-of-way margin of Campus Drive for an arc distance of 192.99 feet (192.75 ch) to a point; thence with an interior angle of 185 degrees, 32 minutes, run South 29 degrees, 45 minutes West along the East Right-of-way margin of Campus Drive for a distance of 49.56 feet to a point; thence with an interior angle of 165 degrees, 40 minutes, run South 15 degrees, 25 minutes West along the East boundary of Campus Drive for a distance of 48.56 feet to a point; thence with an interior angle of 159 degrees, 38 minutes, run South 4 degrees, 57 minutes East along the East Right-of-way margin of Campus Drive for a distance of 16.79 feet to the POINT OF BEGINNING, forming an interior angle of closure of 107 degrees, 35 minutes.

PHASE II

A parcel of land located in the Northeast 1/4 of the Northwest 1/4 of Section 23, Township 21 South, Range 10 West in the City of Tuscaloosa, Tuscaloosa County, Alabama and being more particularly described as follows:

Commence at the Northwest corner of Lot 14 of Thomas Circle Addition as recorded in Plat Book 3, Page 16 in the Probate Office of Tuscaloosa County, Alabama with said corner being also known as the Point of Beginning; thence turn a bearing South 8l DEG.31'21" East and run Easterly for a distance of 285.57 feet to the beginning of a curve to the right, said curve having a radius of 7.50 feet, a chord distance of 10.46 feet, and a chord bearing of South 37 DEG. 19' 17" East; thence run along the arc of said curve for a distance of 11.57 feet; thence turn a bearing of North 6 DEG.52'46" East and run in a Northerly direction for a distance of 7.29 feet; thence turn a bearing of South 81 DEG.31'2l" and run in an Easterly direction for a distance of 10.00 feet; thence turn a bearing of North 6 DEG.52'46" East and run in a Northerly direction for a distance of 10.00 feet; thence turn a bearing South 81 DEG.31'21" East and run in an Easterly direction for a distance of 95.15 feet; thence turn a bearing South 33 DEG.16'64" "West and run in a Southwesterly direction for a distance of 33,93 feet; thence turn a bearing South 30 DEG.30'56" West and run in a Southwesterly direction for a distance of 95.00 feet; thence continue on last said bearing for a distance of 15.01 feet to the beginning of a curve to the left, said curve having a radius of 1185.92 feet; a central angle of 2 DEG.44'58", a chord length of 56.90 feet, and a chord bearing of South 29 DEG.08'27" West; thence run along the arc of said curve for a distance of 56.91 feet to the beginning of a curve to the left, said curve having a radius of 1185.92 feet; a central angle of 9 DEG. 15'00", a chord length of 191.25 feet, and a chord bearing of South 29 DEG.08'28" West; thence run along the arc of said curve for a distance of 191.46 feet; thence turn a bearing of South 11 DEG.44'10" West and run in a Southerly direction for a distance of 51.87 feet to the beginning of a curve to the left, said curve having a radius of 1180.92 feet, a central angle of 2 DEG.30'00", a chord length of 51.52 feet, and a chord bearing of South 14 DEG.45'58" West; thence run along the arc of said curve for a distance of 51.53 feet; thence turn a bearing of South 28 DEG.33'54" West and run in a Southerly direction for a distance of
18.71 feet; thence turn a bearing of North 78 DEG.05'00" West and run in a Westerly direction for a distance of 74.92 feet; thence turn a bearing of North 7 DEG.44'16" East and run in a Northerly direction for a distance of 137.89 feet to the point of beginning of a curve to the left, said curve having a radius of
338.30 feet, a central angle of 22 DEG.57'12", a chord distance of 134.62 feet, and a chord bearing of North 03 DEG.44'2Q" West; thence run along the arc of said curve for a distance of 135.53 feet; thence turn a bearing of South 74 DEG.47'04" West and run in a Westerly direction for a distance of 40.00 feet; thence turn a bearing of North 79 DEG.39'25" West and run in a Westerly direction for a distance of 118.48 feet; thence turn a bearing of North 8 DEG.50'21" East and run in a Northerly direction for a distance of 219.89 feet to the Point of Beginning. Said parcel contains 103,891.03 square feet (2.39 acres) more or less.

The above described property is also described as follows:

STATE OF ALABAMA
TUSCALOOSA COUNTY

A parcel of land located in the northeast quarter of the northwest quarter of
Section 23, Township 21 South, Range 10 West, being all of Lots 2, 11, 12, 13, 14, 15 and Lot 20, part of Lots 3, 7, 8, 9, 10, 16, 18, and 19 and a vacated portion of Thomas Circle Drive and three vacated alleys, all according to the Map of Thomas Circle Addition to Tuscaloosa, Alabama as recorded in the Probate Office of Tuscaloosa County, Alabama in Plat Book 3 at Page 16, said parcel being more particularly described as follows:

COMMENCE at a 2" pipe found at the southwest corner of Lot 17 of said Thomas Circle Addition, said corner being on the east right-of-way of Grace Street, a 30-foot wide right-of-way; thence run North 08 degrees, 38 minutes, 39 seconds East along said east right-of-way 82.97 feet to a 1/2" pipe found at the POINT OF BEGINNING; thence run North 08 degrees, 50 minutes,

21 seconds East along said East right-of-way 219.89 feet to a 1/2" capped rebar set at the northwest corner of Lot 14 of said Thomas Circle Addition; thence run South 81 degrees, 31 minutes, 21 seconds East along the north boundary of Lots 14, 13, 12 and 11, and along the south margin of a 10-foot wide alley, 285.57 feet to a capped rebar set; thence run southeastwardly along a curve to the right, said curve having a radius of 7.50 feet, a chord distance of 10.46 feet to a capped rebar set on the east boundary of said Lot 11, said chord bearing South 37 degrees, 19 minutes, 17 seconds East; thence run North 6 degrees, 52 minutes, 46 seconds East 7.29 feet to a capped rebar set; thence run South 81 degrees, 31 minutes, 21 seconds East 10.00 feet to a capped rebar set on the west boundary of Lot 10 of said Thomas Circle Addition; thence run North 6 degrees, 52 minutes, 46 seconds East along said west boundary 10.00 feet to a capped rebar set at the northwest corner of said Lot 10; thence run South 81 degrees, 31 minutes, 21 seconds East 95.15 feet to a 1/2" capped rebar set on the west right-of-way of Campus Drive; thence run South 33 degrees, 16 minutes, 54 seconds West along said right-of-way 33.93 feet to a concrete monument found; thence run South 30 degrees, 30 minutes, 56 seconds West along said right-of-way
110.01 feet to a capped rebar set; thence continue southwestwardly along said right-of-way, said right-of-way curving to the left and having a radius of 1185.92 feet, a chord distance of 247.91 feet to a concrete monument found, said chord bearing South 24 degrees, 30 minutes, 57 seconds West; thence run South 11 degrees, 44 minutes, 10 seconds West along said right-of-way 51.87 feet to a concrete monument found, said right-of-way being measured 35 feet from centerline at this point; thence run southwestwardly along said right-of-way, said right-of-way curving to the left and having a radius of 1180.92 feet, a chord distance of 51.52 feet to a PK Nail Set in a brick paver, said chord bearing South 14 degrees, 45 minutes, 58 seconds West; thence run South 28 degrees, 33 minutes, 54 seconds West along a right-of-way flair 18.71 feet to a PK Nail set in a brick paver on the north right-of-way of University Boulevard; thence run North 78 degrees, 05 minutes, 00 seconds West along said north right-of-way 74.92 feet to a 1/2" capped rebar set at the southwest corner of said Lot 2, said corner being at the intersection of the north right-of-way of University Blvd. and the east right-of-way of Thomas Circle Drive, a 40-foot wide right-of-way; thence run North 7 degrees, 44 minutes, 16 seconds East and along said east right-of-way of Thomas Circle Drive 137.89 feet to a PK Nail set in concrete; thence run northwestwardly along said right-of-way, said right-of-way curving to the left and having a radius of 338.30 feet, a chord distance of 141.81 feet to a 1/2" capped rebar set, said chord bearing North 4 degrees, 21 minutes, 40 seconds West; thence run South 74 degrees, 47 minutes, 04 seconds West 40.00 feet to a capped rebar set on the west right-of-way of Thomas Circle Drive; thence run North 79 degrees, 39 minutes, 25 seconds West
118.48 feet to the POINT OF BEGINNING.

                                  EXHIBIT "A-2"

                                    SITE PLAN

[GRAPHIC]                 PLEASE NOTE THAT AVAILABLE SPACE IS LEASED.

                                   EXHIBIT "B"

                                     LEASES

                                                PRINT DATE: 10/6/2004 2:10.55 PM

                                RENT ROLL REPORT
                       FOR UNIVERSITY RETAIL COMPANY, LLC

   UNIT                                                        RENT PER      LEASE
REFERENCE              OCCUPANT            MONTHLY    SQUARE    SQUARE      STARTING    LEASE EXP    DEPOSITS
  NUMBER                 NAME                RENT      FEET      FEET         DATE         DATE        HELD
-------------------------------------------------------------------------------------------------------------
  190-A1       COLD STONE CREAMERY         3,283.25     1713    23.00/yr    1/31/2003    1/31/2008       0.00
               LEASING CO                                       1.92/mth

  190-A2       PRIVATE GALLERY, INC.       3.764.33     1964    23.00/yr    9/05/2003    9/30/2008       0.00
                                                                l.92/mth

  190-A4       HEADSTART FAMILY HAIR       2,846.25     1485    23.00/Yr    2/12/2003    2/29/2008       0.00
               SALONS                                           1.92/mth

  190-A5       NAUGHTY DONKEY              3,731.75     1947    23.00/yr    2/15/2003    2/29/2008       0.00
               ENTERPRISES, LLC                                 1.92/mth

  190-ATM      SOUTHTRUST BANK (ATM)         650.00       42   185.71/yr    4/07/2003    4/30/2008       0.00
                                                               l5.48/mth

  190-B1       ZT OF LOUISVILLE, LLC       5,061.92     2641    23.00/yr   11/14/2002   11/30/2012       0.00
                                                                1.92/mth

  190-B2       HUD GUTHRIE                 3,842.75     2427    19.00/yr   12/12/2002   12/31/2012       0.00
                                                                1.58/mth

  190-B4       THUAN TRAN                  2,294.25     1449    19.00/yr    2/09/2004    2/28/2009   2,753.10
                                                                l.58/mth

  190-B5       KANE & COMPANY INC,         2,239.25     1378    19.50/yr    3/14/2004    3/31/2009   5,362.72
               - The Buzz                                       1.63/mth

  190-B6       M.G.A.,INC.(MOVIE           3,415.58     2411    17.00/yr   10/09/2002    9/30/2007       0.00
               GALLERY)                                         1.42/mth

  190-B7       M.G.A, INC.(SUN & SOUL)     5,192.08     3665    17.00/yr   10/01/2002    9/30/2007       0.00
                                                                1.42/mth

  190-B8       KEVEN SMITH-University      4,784.83     3022    19.00/yr    8/01/2004    7/31/2009   9,569.66
               Wireles                                          1.58/mth

  190-B8A      LMRB RESTAURANTS, INC.      2,892.75     1827    19.00/yr    1/13/2003    1/31/2008       0.00
                                                                1.58/mth

  190-B9       GRAHAMMER, INC. (MAIL       3,718.50     2479    18.00/yr   12/17/2002   12/31/2007       0.00
               BOXES)                                           1.50/mth

 190-KIOSKI    VACANT                        650.00        0     0.00/yr                                 0.00
                                                                0.00/mth

                                   EXHIBIT "C"

                                TITLE EXCEPTIONS

1. Taxes and assessments for the year 2005 and subsequent years, which are not yet due and payable.

2.   Agreement with the City of Tuscaloosa as recorded in Book 1235, page 210.

3. Title to all minerals within and underlying the premises, together with all mining rights and other rights, privileges and immunities relating thereto.

4.   Any matters that would be shown on a current survey.

5.   Declaration of restrictive covenants as recorded in Inst. No. 2000/31.

6. Subject to terms and conditions of lease by and between The Board of Trustees of the University of Alabama and Bayer Construction, L.L.C, dated August 24, 1999 referred to in memorandum of ground lease recorded in Inst. No. 2000/6673 in the Probate Office of Tuscaloosa County Alabama as assigned and assumed in Inst. No. 2000-18771.

7.   Right-of-way granted to Alabama Power Company recorded in Inst. No.
     2001-6721.

8. Covenants and conditions contained in grant of easements recorded in Deed Book 2001, Page 2864.

9. Double garage situated on West 1/2 of Property as recorded in Book 1085, Page 378.

10. Easements reserved in Declaration of Vacation recorded in Deed Book 1142, Page 497 and Deed Book 1217, Page 182.

11.  Easement to University Retail Company recorded in Instrument No. 2001
     -2864.

12. Public right of way and utility easement as recorded in Deed Book 1217, Page 189.

13.  Memorandum of Lease recorded in Deed Book 2003, Page 11782.

14.  First Amendment to Memorandum of Lease recorded in Deed Book 2003, Page
     19744.

                                   EXHIBIT "D"

                           INLAND PROPERTY MANAGEMENT
                             DUE DILIGENCE CHECKLIST

     A.   THE FOLLOWING INFORMATION IS TO BE PROVIDED FOR MANAGEMENT REVIEW.

I.                                                                                    Comments
-----------------------------------------------------------------------------------------------------
II.A.   FINANCIAL INFORMATION

        1.  Copy of leases and any guarantees                                   _____________________

        2.  Current Rent Roll                                                   _____________________

        3.  Standard Lease Form                                                 _____________________

        4.  Latest leasing status report                                        _____________________

        5.  Summary of recent lease transactions including rate and tenant
              improvement allowances                                            _____________________
        6.  List of current tenants on percentage rent only or percentage
              rent in lieu basis                                                _____________________

        7.  List of specialty license Contracts                                 _____________________

        8.  Prior five full years operating statements                          _____________________

        9.  Prior year's general ledger statement                               _____________________

        10. Last three years' bills for:
                a.  Real estate taxes                                           _____________________
                b.  Insurance
                    1)   Liability                                              _____________________
                    2)   Property                                               _____________________
                c.  Reconciliations for CAM/taxes/insurance                     _____________________
                d.  Statement of current monthly amounts paid by tenants for
                    CAM/tax/insurance plus a year-to-date balance of amounts
                    paid by each tenant                                         _____________________

        11. Information related to any recent CAM or TAX Audits, including
              copies of reports                                                 _____________________

        12. Leakage report of reimbursable expenses by tenant.                  _____________________

        13. Base rent collected in previous five calendar year period by
              tenant                                                            _____________________

        14. Physical occupancy for the last five calendar years prior to
              purchase                                                          _____________________

        15. Receivables status/aging report                                     _____________________

        16. Tenant sales reports for last three years                           _____________________

        17. Tenant financial statements                                         _____________________

        18. Lease expirations - next three years                                _____________________


I.                                                                                    Comments
-----------------------------------------------------------------------------------------------------
                a.  Status of expirations, with kickouts, with respect to
                    renewal possibilities                                       _____________________

        19. Description and breakdown of Promotional Income and Marketing
            Fund                                                                _____________________

        20. Leasing Plan                                                        _____________________

I.                                                                                    Comments
-----------------------------------------------------------------------------------------------------
 B.     EXPENSE INFORMATION

        1.  Twelve months of consecutive utility bills
            a.  Water                                                           _____________________
            b.  Gas                                                             _____________________
            c.  Electric                                                        _____________________
            d.  Telephone and dedicated lines                                   _____________________

        2.  Copies of all service Contracts, contracts or any leases that encumber the property
            a.  Fire/burglar alarm                                              _____________________
            b.  Antenna cable/satellite dish                                    _____________________
            c.  Cleaning                                                        _____________________
            d.  Exterminating                                                   _____________________
            e.  Landscaping                                                     _____________________
            f.  Scavenger                                                       _____________________
            g.  Security service                                                _____________________
            h.  Snow removal                                                    _____________________
            i.  Towing                                                          _____________________
            j.  Union contracts                                                 _____________________
            k.  Elevator                                                        _____________________
            1.  Uniform rental                                                  _____________________
            m.  Water softeners                                                 _____________________
            n.  Leasing                                                         _____________________
            o.  Management                                                      _____________________
            p.  Advertising                                                     _____________________
            q.  Tax reduction legal fees                                        _____________________
            r.  Any other service contracts or leases not cancelable in 90 days _____________________

        3.  Capital improvements
            a.  Capital improvements over the last 36 months                    _____________________
            b.  Five-year capital expenditure forecast                          _____________________
            c.  Assignable warranties                                           _____________________

 C.     ENVIRONMENTAL REPORTS
        1.  Phase I                                                             _____________________
        2.  Other                                                               _____________________

I.                                                                                    Comments
-----------------------------------------------------------------------------------------------------
 D.     STAFFING

        1.  Itemized by position and salary                                     _____________________

 E.     SITE INSPECTIONS
        1.  Inspection report                                                   _____________________

        2.  Photo attached                                                      _____________________

I.                                                                                    Comments
-----------------------------------------------------------------------------------------------------
 F.     MISCELLANEOUS

        1.  Code violations
            a.  Current and outstanding                                         _____________________
            b.  Last 24 months, with compliance                                 _____________________
            c.  Contact municipalities as to other problems                     _____________________

        2.  Easement/encumbrances; restrictive easement Contracts/operating
            easement Contracts                                                  _____________________

        3.  Warranties                                                          _____________________

        4.  Current tenant contact list                                         _____________________

        5.  Certificates of insurance from tenants                              _____________________

        6.  Current insurance policies (building and common area)
            a.  Property                                                        _____________________
            b.  Liability                                                       _____________________
            c.  Umbrella                                                        _____________________

        7.  Copy of Management Contract                                         _____________________

        8.  Recent third party appraisal                                        _____________________

        9.  Marketing/leasing brochures                                         _____________________

        10. Survey                                                              _____________________

        11. Site plan                                                           _____________________

        12. Building photographs and aerials                                    _____________________

        13. Certificates of Occupancy                                           _____________________

        14. Zoning Letter                                                       _____________________

                                   EXHIBIT "E"

                          TENANT ESTOPPEL CERTIFICATE


__________________________________
__________________________________
__________________________________
("Lender")

Inland (entity),
and its lenders, successors and assigns ("Purchaser")
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Brinkman

RE: Lease Contract dated ______ and amended _____________ ("Lease"), between _______________________________________________, as "Landlord", and
        _________________________________________, as "Tenant", guaranteed by
        ____________________________________ ("Guarantor") for leased premises known as ____________________________ (the "Premises") of the property commonly known as_____________________________________(the "Property").

1. Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

        (a) Dates of all amendments, letter Contracts, modifications and waivers related to the Lease

        (b)  Commencement Date

        (c)  Expiration Date

        (d)  Current Annual Base Rent
             ADJUSTMENT DATE                    RENTAL AMOUNT

        (e)  Fixed or CPI Rent Increases

        (f)  Square Footage of Premises

        (g)  Security Deposit Paid to Landlord

        (h)  Renewal Options
             _________ Additional Terms for years at $________________ per year

        (i)   Termination Options

                  TERMINATION DATE                   FEES PAYABLE

2.      Tenant further certifies to Lender and Purchaser that:

        (a) the Lease is presently in full force and effect and represents the entire Contract between Tenant and Landlord with respect to the Premises;

        (b) the Lease has not been assigned and the Premises have not been sublet by Tenant;

        (c) Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

        (d) Tenant is open for business or is operating its business at the Premises;

        (e) no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

        (f) Landlord has no obligation to segregate the security deposit or to pay interest thereon;

        (g) Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

        (h) Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

        (i) Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));

        (j) Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

        (k) Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

        (1) no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;

        (m) the Lease does not give the Tenant any operating exclusives for the Property; and

        (n)  Rent has been paid through _____________ ___, 20___.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and Lender is about to provide Purchaser with financing which shall be secured by a Deed of Trust (or Mortgage), Security Contract and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) is being duly assigned to Lender as security for Lender's loan to Landlord. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Lender or its successors and assigns. In the event that Lender succeeds to landlord's interest under the Lease, Tenant agrees to attorn to Lender at Lender's request and Lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser, Lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                                    [TENANT]


                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Its:
                                          ---------------------------------
                                    Date:                        ,20
                                          -----------------------   ---

                                   EXHIBIT "F"

                              FORM OF AUDIT LETTER

Ladies and Gentlemen:

We are writing you, as the owners of ___________________________________(the
"Property") at your request, to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of the Property for the year ended December 31, 20__, was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash basis of accounting. In connection with your audit, we confirm, to the best of our knowledge and belief without independent investigation, the following representations made to you during the audit:

1. We have made available to you all financial records and related data requested by you.

2.   There have been no:

     a) Instances of fraud involving any member of management or employees who have significant roles in internal control that have had a material effect on the Historical Summary.

     b) Instances of fraud involving others that had a material effect on the Historical Summary.

     c) Communication from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices that could have had a material effect on the Historical Summary.

     d) Violations or possible violations of laws or regulations, the effects of which should have been disclosed in the Historical Summary.

3.   There are no:

     a) Unasserted claims or assessments that our lawyer advised us are probable of assertion and must be disclosed in accordance with the Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies if we were providing you with financial statements.

     b) Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be disclosed by SFAS No. 5 if we were providing you with financial statements.

     c) Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

4. We have received no written notice that the Property has failed to comply with any contractual agreements that would have had a material effect on the Historical Summary in the event of noncompliance.

5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the financial records and data provided to you by us and we acknowledge that such records and data will be used by you in the preparation of the Historical Summary of Gross Income and Direct Operating Expenses in conformity with cash basis of accounting.

The undersigned has executed this letter in his capacity as an Authorized Agent of Green Springs Retail Company, L.L.C. and not individually and shall have no personal liability as a result of or arising from his execution of this letter.

Very Truly Yours,


-------------------------------

By:
     --------------------------
     Its Authorized Agent